                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Orasure Technologies, Inc. of our report dated November 12, 1999 relating to the Epitope Inc. financial statements, which appear in Epitope Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Portland, Oregon

August 22, 2000